SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                F O R M  8-K


                              Current Report
                     Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) January 5, 1999


	BOSTON CAPITAL TAX CREDIT FUND IV L.P.
(Exact name of registrant as specified in its charter)


	Delaware
(State or other jurisdiction of incorporation)


	0-26200	04-3208648
(Commission File Number)	(IRS Employer Identification No.)



c/o Boston Capital Partners, Inc.,
One Boston Place, Boston, Massachusetts	02108-4406
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (617) 624-
8900

	None
 (Former name or former address, if changed since last report)




Item 5.  Other Events

	As of January 5, 1999, Boston Capital Tax Credit Fund IV L.P., a Delaware limited partnership, specifically Series 34 thereof (the "Partnership") entered into various agreements relating to Belmont Affordable Housing II, L.P., a Pennsylvania limited partnership (the "Operating Partnership"), including the Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of January 1, 1999 (the "Operating Partnership Agreement"), pursuant to which the Partnership acquired a limited partner interest in the Operating Partnership. Capitalized terms used and not otherwise defined herein have their meanings set forth in the Operating Partnership Agreement, a copy of which is attached hereto as Exhibit (2)(a).

	The Operating Partnership owns a twenty (20) unit apartment complex located in Philadelphia, Pennsylvania, which is known as phase II of Belmont Apartments (the "Apartment Complex"). The Apartment Complex consists of nine (9) buildings containing two
(2) 2-bedroom units and eighteen (18) 3-bedroom units.
Construction of the Apartment Complex began in February, 1998, was completed in November, 1998, and the Initial 100% Occupancy Date took place in January, 1999.

	The Operating Partnership received construction financing in the amount of $1,700,000 (the "Construction Mortgage") from Collaborative Lending Institute, Inc. The Construction Mortgage carried an interest rate of Prime plus 2% and had an eighteen
(18) month term (due May 1, 1999). The Operating Partnership is also receiving permanent financing from both PNC Bank, N.A., of Philadelphia, Pennsylvania ("PNC") and the Redevelopment
Authority of the City of Philadelphia, Pennsylvania ("RDA"). PNC is providing a permanent first mortgage (the "First Mortgage") in the amount of $300,000. The First Mortgage bears interest of 8.25% and has a fifteen (15) year term (due December 15, 2013).
RDA is providing a permanent second mortgage (the "Second
Mortgage") in the amount of $252,675. The Second Mortgage represents Community Development Block Grant Funds received by
RDA (on behalf of the City of Philadelphia) from the United
States Department of Housing and Urban Development. The Second Mortgage bears interest of 1% and has a forty-six (46) year term (due December 15, 2045).

	It is believed that 100% of the rental apartment units in the Apartment Complex will qualify for low-income housing tax credits (the "Tax Credits") under Section 42 of the Internal
Revenue Code of 1986, as amended (the "Code").

	The general partner of the Operating Partnership is T2G, Inc., a Pennsylvania corporation (the "General Partner"). The General Partner is wholly owned by Harold Thomas. T2G, Inc. also served as the Developer of the Apartment Complex. Belmont Improvement Association, Inc., a Pennsylvania nonprofit corporation (the "Nonprofit Participant"), actively participates in the affairs of the Operating Partnership, as required by the Credit Agency. The Nonprofit Participant assisted the General Partner in acquiring the Apartment Complex, provides advice on matters concerning the community, and assists in the marketing of apartment units in the Apartment Complex. In addition, the Nonprofit Participant provides summer recreational activities to the children residing in the Apartment Complex. The Nonprofit Participant receives ten dollars ($10.00) for every qualified applicant it refers to the Apartment Complex and fifty dollars ($50.00) for any referred applicant that signs a one (1) year lease. The WDC Construction Company, Inc., the Builder of the Apartment Complex, is also wholly owned by Harold Thomas. The Management Agent is T.J. Properties, Inc., a corporation wholly owned by Harold Thomas. As of December, 1998, Mr. Thomas' various entities had developed six tax credit properties containing approximately eighty-seven (87) apartment units, as well as fifteen (15) affordable single family housing units in Philadelphia, Pennsylvania.

	The Partnership acquired its interest in the Operating
Partnership directly from the Operating Partnership in consideration of an agreement to make a Capital Contribution of $1,839,184 to the Operating Partnership in five (5) installments as follows:

	(1)	$1,379,388 (the "First Installment") on the
latest of (i) the Admission Date, or (ii) the Completion
Date;

	(2)	$196,793 (the "Second Installment") on the latest
to occur of (i) Cost Certification, (ii) State Designation
Filing, or (iii) Permanent Mortgage Commencement, or
(iv) receipt by the Special Limited Partner of an endorsement to the Title Policy required under
Section 5.1(b) of the Operating Partnership Agreement evidencing the discharge of the Construction Mortgage and the recordation of the Second Mortgage, which endorsement shall be acceptable to the Special Limited Partner in its sole discretion, or (v) satisfaction of all of the conditions to the payment of the First Installment;

	(3)	$76,016 (the "Third Installment") on the later to
occur of (i) State Designation or (ii) the full principal amount of the Second Mortgage has been fully disbursed to the Operating Partnership or (iii) satisfaction of all of the conditions to payment of the Second Installment;

	(4)	$176,987 (the "Fourth Installment") on the latest
to occur of (i) Initial 100% Occupancy Date, (ii) Rental
Achievement, or (iii) satisfaction of all of the conditions of payment of the Third Installment; and

	(5)	$10,000 (the "Fifth Installment") on the later of
(i) Rental Achievement Confirmation or (ii) satisfaction of all of the conditions of payment of the Fourth Installment.

All Five Installments have been paid by the Partnership.
	The total Capital Contribution of the Partnership to the Operating Partnership is based on the Operating Partnership receiving $2,468,950 Tax Credits during the 10-year period commencing in 1999 of which 99.99% ($2,468,700) will be allocated to the Partnership as the Investment Limited Partner of the Operating Partnership.
	The Partnership believes that the Apartment Complex is adequately insured.

	Ownership interests in the Operating Partnership are as follows, subject in each case to certain priority allocations and distributions as set forth in the Operating Partnership
Agreement:
                      Profits, Losses and
                        Tax Credits from          Capital        Cash
                        Normal Operations         Transactions   Flow

General Partner		    .01%	               80%	     80%
Investment Partnership 	   99.99%	           19.999%	     20%
Special Limited Partner 	0%	             .001%	      0%

The Special Limited Partner of the Operating Partnership is BCTC
94, Inc., an affiliate of the Partnership.

	The Partnership used funds obtained from the payments of the holders of its beneficial assignee certificates to make the acquisition of its interest in the Operating Partnership.

	Boston Capital, or an Affiliate thereof, is receiving a fee ( the "Asset Management Fee") from the Operating Partnership for services in connection with the Operating Partnership's accounting matters and the preparation of tax returns and reports to the Partnership in the annual amount of $1,500. The Asset Management Fee will be payable from Cash Flow in the manner and priority set forth in Section 10.3(a) of the Operating Partnership Agreement; provided, however, that if in any fiscal year commencing with 1999, Cash Flow is insufficient to pay the full amount of the Asset Management Fee and the shortfall is not paid from funds advanced pursuant to
Section 6.10 of the Operating Partnership Agreement, the unpaid portion thereof shall accrue and be payable on a cumulative basis in the first year in which there is sufficient Cash Flow or from the proceeds of a Capital Transaction as provided in
Article X of the Operating Partnership Agreement.

The Operating Partnership is paying the General Partner a non-cumulative fee (the "Partnership Management Fee") for services in connection with the administration of the day to day business of the Operating Partnership in an amount equal to $1,500 per annum. The Partnership Management Fee for each fiscal year of the Operating Partnership shall be payable from Cash Flow in the manner and priority set forth in Section 10.3(a) of the Operating Partnership Agreement only to the extent Cash Flow is available therefor for such year.

In consideration of its consultation, advice and other services in connection with the construction and development of the Apartment Complex and as consideration for the assignment described in Section 6.14 of the Operating Partnership Agreement, the Operating Partnership will pay the General Partner a fee (the "Construction and Development Fee") in the amount of $209,972, $41,994.40 of which was earned in October, 1997 according to the terms of the Development Agreement and one-ninth (1/9) of the remaining $167,977.60 of which was earned as of the date each of the nine (9) buildings in the Apartment Complex was completed. The Construction and Development Fee shall be payable from Cash Flow and/or Capital Transaction proceeds in accordance with Article X of the Operating Partnership Agreement; provided, however, in the event any portion of the Development Fee remains unpaid on January 1, 2009, such amount shall be paid by the Operating Partnership on said date from the proceeds of the additional capital contribution to be made by the General Partner pursuant to
Section 4.1 of the Operating Partnership Agreement.

	The Operating Partnership is paying (commencing in 1999) the General Partner a non-cumulative annual fee (the "Incentive Management Fee"), only to the extent funds are available for the payment thereof, in the amount of twenty-five percent (25%) of the Cash Flow remaining in such year after application thereof to make payments described in Section 10.3(a) of the Operating Partnership Agreement; provided, however, that in no event shall the aggregate amount of the annual Incentive Management Fee and the annual fee paid to the Management Agent for such year exceed ten percent (10%) of gross rents collected from the Apartment Complex for such fiscal year. The Incentive Management Fee shall be paid for management oversight services, for planning, supervising and developing a marketing program for the Project and for assisting the Management Agent in coordinating efforts to achieve a desirable tenant selection before and during occupancy.

	The Builder of the Apartment Complex will receive a total compensation of $1,724,847, which includes Builder's profit of $52,836. The Management Agent will receive a Management Fee equal to 6% of collected rental receipts.



Item 7.  Exhibits.
(c)	Exhibits.
(1)	(a) 	Form of Dealer-Manager Agreement between Boston
Capital Services, Inc. and the Registrant (including, as
an exhibit thereto, the form of Soliciting Dealer Agreement)
(2)	(a)	Belmont Affordable Housing II, L.P. Amended and
Restated Agreement of Limited Partnership
(2)	(b)	Certification and Agreement
(2)	(c)	Development Agreement
(4)	(a) 	Agreement of Limited Partnership of the Partnership
(16)		None
(17)		None
(20)		None
(23)		None
(24)		None
(27)		None



SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:  September 15, 2000


BOSTON CAPITAL TAX CREDIT FUND IV
L.P.


By: Boston Capital Associates IV
      L.P.,
	its General Partner


By:	C&M Associates, d/b/a Boston
Capital Associates, its
General Partner


By:	/s/ Herbert F.
Collins_Herbert F. Collins,
Partner